Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Kevin Jones	Julie Craven
(507) 437-5248	(507) 437-5345
kcjones@hormel.com	media@hormel.com

HORMEL FOODS REPORTS DOUBLE-DIGIT GROWTH IN FOURTH QUARTER SALES AND EPS

AUSTIN, Minn. (November 23, 2010) — Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal year 2010 fourth quarter and full year.

HIGHLIGHTS

Fourth Quarter

•         Diluted EPS of $.90, up 17 percent from $.77 per share in 2009

•         Segment operating profit increased 20 percent from last year

•         Dollar sales of $2.1 billion, increased 23 percent from 2009

•         Volume up 14 percent from last year

•         Grocery Products operating profit down 6 percent; volume up 22 percent; dollar sales up 24 percent

•         Refrigerated Foods operating profit up 22 percent; volume up 9 percent; dollar sales up 26 percent

•         Jennie-O Turkey Store operating profit up 90 percent; volume up 19 percent; dollar sales up 19 percent

•         Specialty Foods operating profit down 6 percent; volume up 12 percent; dollar sales up 12 percent

•         All Other operating profit down 3 percent; volume up 27 percent; dollar sales up 33 percent

Fiscal Year

•         Diluted EPS of $2.92, up 15 percent from $2.53 per share in 2009

•         Segment operating profit up 19 percent from last year

•         Dollar sales of $7.2 billion up 11 percent from 2009

•         Volume up 5 percent from last year

•         Grocery Products operating profit down 4 percent; volume up 14 percent; dollar sales up 13 percent

•         Refrigerated Foods operating profit up 22 percent; volume up 2 percent; dollar sales up 11 percent

•         Jennie-O Turkey Store operating profit up 65 percent; volume up 5 percent; dollar sales up 7 percent

•         Specialty Foods operating profit up 18 percent; volume up 8 percent; dollar sales up 10 percent

•         All Other operating profit down 5 percent; volume up 7 percent; dollar sales up 13 percent

The company reported fiscal 2010 fourth quarter net earnings of $121.1 million, up 17 percent from earnings of $103.9 million a year earlier. Diluted earnings per share for the quarter were $0.90 this year compared to $0.77 per share last year (up 17 percent). Sales totaled $2.1 billion, which was up 23 percent from fiscal 2009. Fiscal fourth quarter 2010 includes 14 weeks versus 13 weeks in 2009.

For the twelve months ending October 31, 2010, net earnings on a U.S. GAAP basis were $395.6 million, or $2.92 per diluted share, up from $2.53 a year earlier. On an adjusted basis(1), net earnings were $409.0 million or $3.02 per diluted share. Sales totaled $7.2 billion, up 11 percent from last year’s $6.5 billion.

COMMENTARY

“We are pleased to report a strong finish this year, with both earnings and sales up double-digits this quarter. Earnings growth was driven by segment profit gains in our Jennie-O Turkey Store and Refrigerated Foods segments,” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer.

“Our Jennie-O Turkey Store segment led the way with robust earnings attributable to improved efficiencies across all areas of our business, aided by strong commodity turkey meat prices and lower grain costs. Our Refrigerated Foods segment also posted strong earnings, benefiting from higher pork operating margins. Our Grocery Products segment had a difficult quarter, hampered by higher raw material input costs in comparison to very low input costs a year ago,” commented Ettinger.

“We hit the seven billion dollar mark in annual sales for the first time in our Company’s history, fueled by sales growth across all five of our segments. We were particularly gratified that sales grew across all of our branded, value-added product portfolios,” stated Ettinger.

“We continue to be pleased with the excellent progress made with our new product lines in both our MegaMex Foods business and our Country Crock® side dish acquisition, both of which contributed to our positive results this quarter,” remarked Ettinger.

“This morning, we announced an $.18 per share increase to our annual dividend rate (or 21.4%), making the new dividend $1.02 per share. This is the 45th consecutive year in which we’ve increased our dividend,” Ettinger concluded.

SEGMENT OPERATING HIGHLIGHTS — FOURTH QUARTER

Grocery Products (14% of Net Sales, 21% of Total Segment Operating Profit)

The Grocery Products segment profit declined 6 percent due primarily to higher raw material costs. Sales grew 24 percent driven primarily by increased sales of HORMEL® chili and hash, COMPLEATS® microwave meals, and strong sales growth across much of the MegaMex Foods product portfolio. The SPAM® family of products also showed solid sales growth in the quarter.

Refrigerated Foods (53% of Net Sales, 42% of Total Segment Operating Profit)

Refrigerated Foods delivered another strong quarter, with segment operating profit up 22 percent, aided by strong pork operating margins. Sales grew 26 percent, led by sales of HORMEL® party trays and pepperoni, and NATURAL CHOICE® deli meats  in the Meat Products group, and by sales of CAFÉ H® ethnic meats, NATURAL CHOICE® deli meats and AUSTIN BLUES® barbecue meats in the Foodservice group.

(1)See explanation regarding adjusted earnings with tables on page 5 of this release.

Jennie-O Turkey Store (19% of Net Sales, 23% of Total Segment Operating Profit)

Jennie-O Turkey Store had an excellent quarter, with segment operating profit up 90 percent, driven by efficiency gains throughout the entire supply chain and in its operations. Earnings were also aided by higher commodity turkey meat prices and an incremental gain of 7.3 million dollars, attributable to open grain positions in their hedging program that affected earnings during the quarter. Sales grew 19 percent, led by sales gains in each of the value-added businesses.

Specialty Foods (10% of Net Sales, 10% of Total Segment Operating Profit)

The Specialty Foods segment had a challenging quarter with segment profit down 6 percent, resulting from higher raw material costs in its Specialty Products business. These more than offset stronger results in the other two businesses led by sales of sugar, sugar substitutes and nutritional jars. Sales improved 12 percent, with gains across all three businesses.

All Other (4% of Net Sales, 4% of Total Segment Operating Profit)

Segment profit for the All Other segment, which consists primarily of Hormel Foods International, declined 3 percent, hindered by higher input costs associated with export sales. Sales grew 33 percent, driven primarily by higher export sales of the SPAM® family of products.

Net Interest and Investment Income

Net interest and investment income was flat with a year ago.

General Corporate Expense

General corporate expenses were higher due to an increase in the lower of cost or market inventory reserve and higher pension and insurance expenses.

OUTLOOK

“We have solid top-line momentum heading into fiscal 2011. We also expect to generate segment profit growth in all five segments. Pork operating margins and turkey fundamentals remain strong. We also face some headwinds during fiscal 2011 including continued higher raw material costs, higher commodity grain costs and a more difficult comparison with a 53 week year and the hedging gain. Taking all of these factors and others into account, we are setting our fiscal 2011 guidance range at $3.10 to $3.20 per share,” remarked Ettinger.

DIVIDENDS

Effective November 15, 2010, the Company paid its 329th consecutive quarterly dividend. The annual rate for 2010 was $0.84.

CONFERENCE CALL

A conference call will be webcast at 8:00 a.m. CT on Tuesday, November 23, 2010. Access is available at http://www.hormelfoods.com. If you do not have Internet access and want to listen to the call over the phone, the dial in number is 877-941-2333 and you must provide the access code of 4384165.  An audio replay is available by calling 800-406-7325 and entering access code 4384165. The audio replay will be available beginning at 10:30 a.m. CT on Tuesday, November 23, 2010, through 11:59 p.m. CT on December 7, 2010. The Webcast replay will be available at 10:30 a.m. CT, Tuesday, November 23, 2010, and archived for one year.

COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements are provided to assist the investor in better understanding the Company’s operating performance by excluding the impact of certain non-recurring items affecting comparability. Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance. These non-GAAP measurements are not in accordance with any generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

ADJUSTED EARNINGS

Adjusted net earnings excludes one-time charges in the second quarter of $6.3 million ($.05 per diluted share) relating to the closure of the Valley Fresh plant and an income tax charge of $7.1 million ($.05 per diluted share) primarily from the change in tax treatment of Medicare Part D reimbursements by the new health care laws.  Adjusted segment operating profit and Grocery Products adjusted segment operating profit for the twelve months ended October 31, 2010, exclude one-time charges relating to the Valley Fresh plant closing.  The tables below show the calculations to reconcile from adjusted earnings to U.S. GAAP earnings.

Year to Date

	2009 U.S. GAAP Earnings	2010 Adjusted Earnings	Valley Fresh Plant Closure	Tax items primarily related to health care laws	2010 U.S. GAAP Earnings
Grocery Products	$162,531	$165,655	$(9,733)		$155,922
Refrigerated Foods	226,171	276,315			276,315
Jennie-O Turkey Store	86,909	143,644			143,644
Specialty Foods	68,484	80,727			80,727
All Other	27,631	26,126			26,126
Total segment operating profit	571,726	692,467	(9,733)		682,734
Net interest and investment income	(8,432)	(22,024)			(22,024)
General corporate expense	(38,312)	(40,348)			(40,348)
Earnings before income taxes	524,982	630,095	(9,733)		620,362
Income taxes	(182,169)	(221,110)	3,455	$(7,120)	(224,775)
Net earnings attributable to Hormel Foods Corporation	$342,813	$408,985	$(6,278)	$(7,120)	$395,587

Diluted net earnings per share	$2.53	$3.02	$(0.05)	$(0.05)	$2.92

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring branded, value-added products to the global marketplace. The company is a member of the Standard & Poor’s 500 Index, Dow Jones Sustainability Indexes, Maplecroft Climate Innovation Indexes, Global 1000 Sustainable Performance Leaders and was named one of “The 100 Most Trustworthy Companies” by Forbes in 2010. The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value. For more information, visit http://www.hormelfoods.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors that appear on pages 32-38 in the company’s Form 10-Q for the quarter ended July 25, 2010, which was filed with the SEC on September 3, 2010, and can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

“Country Crock” is a registered trademark of the Unilever Group of Companies and is used under license. All rights reserved.

Segment Data

Fiscal 2010 Fourth Quarter Segment Operating Results (in Thousands)

	FOURTH QUARTER ENDED
	October 31, 2010	October 25, 2009	% Change
NET SALES
Grocery Products	$287,112	$232,043	23.7
Refrigerated Foods	1,082,941	857,178	26.3
Jennie-O Turkey Store	402,048	337,544	19.1
Specialty Foods	212,017	189,051	12.1
All Other	78,921	59,286	33.1
Total	$2,063,039	$1,675,102	23.2

OPERATING PROFIT
Grocery Products	$43,134	$46,004	(6.2)
Refrigerated Foods	86,065	70,440	22.2
Jennie-O Turkey Store	47,544	25,062	89.7
Specialty Foods	19,886	21,247	(6.4)
All Other	9,448	9,695	(2.5)
Total segment operating profit	206,077	172,448	19.5
Net interest and investment income	(4,572)	(4,481)	(2.0)
General corporate expense	(14,889)	(10,294)	(44.6)
Noncontrolling interest	1,460	730	100.0
Earnings before income taxes	$188,076	$158,403	18.7

	YEAR TO DATE ENDED
	October 31, 2010	October 25, 2009	% Change
NET SALES
Grocery Products	$1,040,455	$924,682	12.5
Refrigerated Foods	3,818,788	3,436,242	11.1
Jennie-O Turkey Store	1,310,412	1,227,709	6.7
Specialty Foods	782,958	708,730	10.5
All Other	268,106	236,308	13.5
Total	$7,220,719	$6,533,671	10.5

OPERATING PROFIT
Grocery Products	$155,922	$162,531	(4.1)
Refrigerated Foods	276,315	226,171	22.2
Jennie-O Turkey Store	143,644	86,909	65.3
Specialty Foods	80,727	68,484	17.9
All Other	26,126	27,631	(5.4)
Total segment operating profit	682,734	571,726	19.4
Net interest and investment income	(22,024)	(8,432)	(161.2)
General corporate expense	(40,348)	(38,312)	(5.3)
Noncontrolling interest	4,189	3,165	32.4
Earnings before income taxes	$624,551	$528,147	18.3

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	10-31-2010	10-25-2009	10-31-2010	10-25-2009

Net sales	$2,063,039	$1,675,102	$7,220,719	$6,533,671

Cost of products sold	1,708,066	1,370,908	5,981,977	5,434,800

GROSS PROFIT:	354,973	304,194	1,238,742	1,098,871

Selling, general and administrative	166,456	142,704	605,293	567,085

Equity in earnings of affiliates	4,131	1,394	13,126	4,793

OPERATING INCOME:	192,648	162,884	646,575	536,579

Other income & expenses:
Interest & investment income	2,389	2,178	4,565	19,563
Interest expense	(6,961)	(6,659)	(26,589)	(27,995)

EARNINGS BEFORE INCOME TAXES:	188,076	158,403	624,551	528,147

Provision for income taxes	65,468	53,797	224,775	182,169
(effective tax rate)	34.81%	33.96%	35.99%	34.49%

NET EARNINGS	122,608	104,606	399,776	345,978
Less: Net earnings attributable to noncontrolling interest	1,460	730	4,189	3,165
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$121,148	$103,876	$395,587	$342,813

NET EARNINGS PER SHARE
Basic	$.91	$.78	$2.97	$2.55
Diluted	$.90	$.77	$2.92	$2.53

WEIGHTED AVG SHARES OUT
Basic	133,102	134,003	133,366	134,227
Diluted	135,297	135,702	135,349	135,489

DIVIDENDS DECLARED PER SHARE	$.21	$.19	$.84	$.76

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	October 31, 2010	October 25, 2009
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$467,845	$385,252
Short-term marketable securities	50,595	0
Accounts receivable	430,939	372,292
Inventories	793,771	722,371
Income taxes receivable	8,525	0
Deferred income taxes	70,703	66,435
Prepaid expenses	12,153	9,130
Other current assets	23,635	19,253

TOTAL CURRENT ASSETS	1,858,166	1,574,733

INTANGIBLES	770,545	761,009

OTHER ASSETS	503,104	403,600

PROPERTY, PLANT & EQUIPMENT, NET	922,103	952,713

TOTAL ASSETS	$4,053,918	$3,692,055

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$1,101,213	$685,029

LONG-TERM DEBT — LESS CURRENT MATURITIES	0	350,000

OTHER LONG-TERM LIABILITIES	546,066	532,705

SHAREHOLDERS’ INVESTMENT	2,406,639	2,124,321

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$4,053,918	$3,692,055

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	10-31-2010	10-25-2009
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$399,776	$345,978
Depreciation and amortization of intangibles	125,591	127,138
(Increase) Decrease in working capital	(65,683)	87,033
Other	25,848	(1,381)
NET CASH PROVIDED BY OPERATING ACTIVITIES	485,532	558,768

INVESTING ACTIVITIES
Net (purchase) sale of securities	(50,000)	3,899
Acquisitions of businesses/intangibles	(28,104)	(701)
Net purchases of property/equipment	(84,908)	(91,958)
(Increase) Decrease in investments, equity in affiliates, and other assets	(95,464)	3,532
NET CASH USED IN INVESTING ACTIVITIES	(258,476)	(85,228)

FINANCING ACTIVITIES
Net (payments on) proceeds from debt	0	(100,000)
Dividends paid on common stock	(109,374)	(101,376)
Share repurchase	(69,574)	(38,147)
Other	34,485	(3,543)
NET CASH USED IN FINANCING ACTIVITIES	(144,463)	(243,066)
INCREASE IN CASH AND CASH EQUIVALENTS	82,593	230,474
Cash and cash equivalents at beginning of year	385,252	154,778
CASH AND CASH EQUIVALENTS AT END OF YEAR	$467,845	$385,252